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     (215) 977-2000
                                                                EXHIBIT 5


        OPINION AND CONSENT OF WOLF, BLOCK, SCHORR AND SOLIS-COHEN




                               June 14, 1995



Toll Brothers, Inc.
3103 Philmont Avenue
Huntingdon Valley, PA  19006

    Re:  Registration Statement Under
         Securities Act of 1933 on Form S-8
         Relating to the Stock Option and
         Incentive Stock Plan (1995)

Dear Sirs:

    As counsel to Toll Brothers, Inc., a Delaware corporation (the
"Company), we have assisted in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 3,000,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), which may be issued under the Toll Brothers, Inc. Stock Option and Incentive Stock Plan (1995)(the "1995 Plan").

    In this connection, we have examined and considered the original or copies, certified or otherwise identified to our satisfaction, of the Company's Restated Certificate of Incorporation, as amended, its By-laws, as amended, the 1995 Plan, as amended, resolutions of its Board of Directors and such other documents and corporate records relating to the Company and the issuance and sale of the Common Stock as we have deemed appropriate for purposes of rendering this opinion.

    In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostat or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

    Based upon the foregoing examination and the information thus supplied, it is our opinion that the shares of Common Stock to be offered under the 1995 Plan are duly authorized and, when issued and sold pursuant to the terms of the 1995 Plan, will be validly issued, fully paid and non-assessable.

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    We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                             Very truly yours,


                   /s/ Wolf, Block, Schorr and Solis-Cohen
                   WOLF, BLOCK, SCHORR and SOLIS-COHEN